Exhibit 2










                      AGREEMENT AND PLAN OF SHARE EXCHANGE



                                      AMONG



                             EDISON RENEWABLES, INC.

                                       AND


                            THE PERSONS SET FORTH ON
                            THE SIGNATURE PAGE HEREOF




                           Dated as of August 3, 2004


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                                TABLE OF CONTENTS

     1.   AGREEMENT AND PLAN OF SHARE EXCHANGE

AGREEMENT AND PLAN OF SHARE EXCHANGE.........................................1

     2.   SCHEDULES

SCHEDULE 3.2(a)(ii)...........................................................
SCHEDULE 3.3 .................................................................
SCHEDULE 3.5 .................................................................
SCHEDULE 3.7 .................................................................
SCHEDULE 3.10.2 ..............................................................
SCHEDULE 3.14 ................................................................
SCHEDULE 3.20 ................................................................
SCHEDULE 3.23 ................................................................
SCHEDULE 4.2(b) ..............................................................
SCHEDULE 4.6 .................................................................
SCHEDULE 4.7 .................................................................
SCHEDULE 4.20 ................................................................
SCHEDULE 4.21 ................................................................
SCHEDULE 5.2 . ...............................................................

     AGREEMENT AND PLAN OF SHARE EXCHANGE dated as of August 3, 2004 by and among EDISON RENEWABLES, INC., a Nevada corporation (the "Company") and the persons set forth on the signature page hereto (the "NextPhase Shareholders"). The Company and the NextPhase Shareholders are sometimes collectively referred to as the "Parties" and individually as a "Party".

                                    RECITALS:
                                    ---------

     Company is a publicly traded company which currently has its securities traded on the OTC Bulletin Board. The Company currently has no operations.

     The NextPhase Shareholders own all of the issued and outstanding shares of common stock (no par value per share) (the "NextPhase Common Stock) of NextPhase Technologies, Inc., a California corporation ("NextPhase")

     NextPhase owns technology relating to high speed wireless networks which have the ability to penetrate densely populated areas, and special antennas and equipment in the area of microwave technology (the "Assets").

     Subject to the terms and conditions hereof, the Company deem it desirable and in the best interests of their respective corporations and shareholders that the NextPhase Shareholders shall exchange their respective NextPhase Common Stock for shares of common stock $.001 par value per share, (the "Company Common Stock") of the Company, upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby and the representations, warranties, covenants and agreements herein contained, the Parties agree as follows:

                                    ARTICLE I

                            DEFINED TERMS; SCHEDULES

1.1 Defined Terms. Capitalized terms used in this Agreement will have the meanings given such terms in Article XIV hereof or elsewhere in the text of this Agreement, and variants and derivatives of such terms shall have correlative meanings.

1.2 Schedules. References to a Schedule will include any applicable disclosure expressly set forth on the face of any other Schedule if specifically cross-referenced to such other Schedule. Each Schedule and the information, agreements and documents expressly listed in each Schedule will be considered a part of this Agreement as if set forth herein in full and will be deemed to constitute representations and warranties under this Agreement, limited as set forth in the applicable provision of this Agreement under which such Schedule is delivered or on the face of such Schedule; provided, however, that the representations and warranties set forth in this Agreement shall not be affected or deemed qualified, modified or limited in any respect by the information provided in the Schedules except to the extent that any qualification, modification or limitation to any representation and warranty is expressly and conspicuously set forth on the face of such particular Schedule.

                                   ARTICLE II

                                 SHARE EXCHANGE

2.1  Share Exchange.

     (a) Subject to the terms and provisions set forth in this Agreement, each share of NextPhase Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any further action of the NextPhase Shareholders or the Company be exchanged for one (1) share of Company Common Stock.

     (b) If any NextPhase Shareholder is entitled to receive fractional shares of Purchaser Common Stock pursuant to the Share Exchange, such holder instead will be entitled to receive (i) one whole share of Company Common Stock in lieu of such fractional share if such holder would have otherwise been entitled to receive or purchase one-half or more of a share of Company Common Stock; and
(ii) otherwise such holder shall not be entitled to receive or purchase any additional shares or fractional shares.

     (c) Subject to the provisions hereof, each outstanding certificate or certificates held by a NextPhase Shareholder theretofore representing shares of NextPhase Shares, and theretofore surrendered by such holder to the Company or its transfer agent for cancellation, shall be entitled to receive in exchange therefor (i) as promptly as practicable after the Effective Time, certificates representing that NextPhase Shareholder's proportionate number of shares of Company Common Stock for each share of NextPhase Common Stock surrendered, as is specified in Section 2.1(a) hereof. If the shares of Company Common Stock (or any portion thereof) are to be delivered to any person other than the person in whose name the certificate or certificates representing the NextPhase Common Stock surrendered in exchange therefor are registered, in addition to any other requirements of applicable law, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Company or its transfer agent any transfer or other taxes required by reason of the delivery of Company Common Stock to a person other than the registered holder of the certificate or certificates surrendered, or shall establish to the satisfaction of the Company or its transfer agent that such tax has been paid or is not applicable.

     (d) The Company Common Stock is being issued hereunder in a private transaction exempt from registration under Section 5 of the Securities Act, pursuant to Section 4(2) of the Securities Act, and accordingly such shares of Company Common Stock may not be sold or otherwise transferred or disposed of by the holders thereof unless they are registered under the Securities Act or unless an exemption from such registration is available. Accordingly, a restrictive legend will be placed on any instruments, certificates or other documents evidencing such shares of Company Common Stock in, or substantially in, the following form:

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                    "The shares  represented by this  certificate  have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not for distribution.
                    They  may  not  be  sold,  assigned,   mortgaged,   pledged,
                    hypothecated, transferred or otherwise disposed of without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under such Act."

     (e) Unless and until outstanding certificates representing shares of NextPhase Common Stock prior to the Effective Time shall be surrendered as provided in Section 2.1(c) hereof, dividends and other distributions, if any (including, without limitation, any shares issuable in connection with stock split-ups or other recapitalizations), payable as of any date subsequent to the Effective Time to the holders of record of shares of Company Common Stock shall not be paid to the holders of such certificates, but in the case of each such certificate which shall be so surrendered: (i) there shall be paid, upon such surrender, to the record holder of the certificate for shares of Company Common Stock issued in exchange therefor, the full amount, without any interest thereon, of the dividends and any other distributions (including, without limitation, any shares issued in connection with stock split-ups or other recapitalizations) referred to above which theretofore became payable with respect to the number of shares of Company Common Stock represented by such certificate; and (ii) there shall be paid to such record holder, on the payment date therefor, the amount of any such dividend or other distribution with respect to such number of shares, if the record date for the determination of the stockholders entitled to such dividend or other distribution shall be prior to the surrender of such certificate but the payment date of such dividend shall be subsequent to such surrender.

     (f) Promptly after the Effective Time, the Company's transfer agent shall mail to each holder of certificates that immediately prior to the Effective Time represented NextPhase Common Stock a form of letter of transmittal and instructions for use in surrendering such certificates and receiving Company Common Stock in exchange therefor.

     (g) No holder of NextPhase Common Stock shall have any of the rights of a stockholder of the Company with respect to Company Common Stock to be issued in the share exchange hereunder until the Effective Time.

2.2 Further Assurances. The NextPhase Shareholders and NextPhase each agree that, from time to time, after the Closing, as and when requested by the Company or by its successors and assigns, officers of the Company shall, in the name of each of the NextPhase Shareholders or NextPhase, as the case may be, execute and deliver, or cause to be executed and delivered, at the sole expense of the Company, all deeds, assignments and other instruments and shall take or cause to be taken all such other and further actions as the Company may deem necessary or appropriate in order more fully to compete and confirm to the Company title to and possession of all the property, rights, privileges, immunities, powers, purposes, franchises and all and every other interest of the shares exchange referred to in Section 2.1 hereof, and otherwise to carry out the intent and purposes of this Agreement.


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                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE NEXTPHASE SHAREHOLDERS

     The  NextPhase  Shareholders,  jointly and  severally,  make the  following representations and warranties to the Company. Each of the following representations and warranties shall be deemed material, and the Company, in executing, delivering and consummating this Agreement, has relied upon the correctness and completeness, in all material respects, of each of such representations and warranties:

3.1 Valid Existence; Qualification. NextPhase is a corporation duly organized, validly existing and in good standing under the laws of the State of California. NextPhase has the power to carry on its business as now conducted and to own its assets. NextPhase is not qualified to do business as a foreign corporation in any other state or jurisdiction, and is not required to be so qualified in any other jurisdiction in order to own its assets or carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that NextPhase is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of NextPhases's certificate of Incorporation, as amended to date, certified by the Secretary of the State of California, and By-Laws, as amended to date (certified by the Secretary of NextPhase), which have been delivered to the Company, are true and complete copies of those documents as in effect on the date hereof.

3.2  Capitalization.

     (a) The authorized capital stock of NextPhase consists of Fifty Million (50,000,000) shares of Common Stock, no par value per share, of which Twelve Million Nine Hundred Forty-Three Thousand (12,943,000) shares are issued and outstanding. All of such issued and outstanding shares of NextPhase Common Stock, as of the date hereof are, and as of the Closing Date shall be, duly authorized, validly issued, fully paid and nonassessable. There are no outstanding Derivative Securities of NextPhase that are convertible into or exchangeable for any securities of NextPhase, and there are no outstanding subscriptions, options, warrants, rights, calls or other commitments or agreements to which NextPhase is a party or by which it is bound calling for the issuance, transfer, sale or disposition of any securities of NextPhase or Derivative Securities. Each NextPhase Shareholder owns outright the number of shares of NextPhase Common Stock set forth next to his respective name on
Schedule 3.2(a)(ii) attached hereto, free and clear of all Liens.

     (b) NextPhase has not made any investments in, and does not own, any of the capital stock of, or any other equity interest in, any other Person.

3.3 Consents. Except as set forth on Schedule 3.3 attached hereto, no consent of any Body or other Person is required to be received by or on the part of the NextPhase Shareholders or NextPhase to enable the NextPhase Shareholders to enter into and carry out this Agreement and the Transaction.


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3.4  Authority; Binding Nature of Agreement.

     (a) The NextPhase Shareholders each have the capacity to enter into this Agreement and carry out their respective obligations hereunder.

     (b) This Agreement constitutes the valid and binding obligation of each of the NextPhase Shareholders and is enforceable against each of them in accordance with its terms.

3.5 Financial Statements. The NextPhase Financial Statements, a copy of which is set forth in Schedule 3.5, (i) are true and complete, (ii) are in accordance with the Books and Records of NextPhase, (iii) fairly present the financial position of NextPhase as of the NextPhase Balance Sheet Date and the results of their operations for the year ended March 31, 2004 and the interim period ended June 30, 2004, and (iv) were prepared in conformity with United States generally accepted accounting principles consistently applied throughout the periods covered thereby.

3.6 Liabilities. As at the NextPhase Balance Sheet Date, NextPhase had no Liabilities, other than those Liabilities reflected or reserved against in the NextPhase Balance Sheet, and there was no basis for the assertion against NextPhase of any Liability not so reflected or reserved against therein.

3.7  Actions  Since the  NextPhase  Balance  Sheet  Date.  Except  as  otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in Schedule 3.7 attached hereto, since the NextPhase Balance Sheet Date, NextPhase has not (i) incurred any material Liability or other Liability not in the ordinary and usual course of business and consistent with past practice,
(ii) made any wage or salary increases or granted any bonuses; (iii) mortgaged, pledged or subjected to any Lien any of its assets, or permitted any of its assets to be subjected to any Lien; (iv) sold, assigned or transferred any of its assets, except in the ordinary and usual course of business consistent with past practice; (v) changed its accounting methods, principles or practices; (vi) revalued any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; (vii) incurred any damage, destruction or loss (whether or not covered by insurance) adversely affecting its assets or business which has had or could be reasonably expected to have a Material Adverse Effect; (viii) canceled any indebtedness or waived or released any right or claim; (ix) incurred any Material Adverse Change in employee relations; (x) amended, canceled or terminated any Contract or Permit or entered into any Contract or Permit which was not in the ordinary and usual course of business consistent with past practice; (xi) increased or changed its assumptions underlying, or methods of calculating, any doubtful account contingency or other reserves; (xii) paid, discharged or satisfied any Liabilities other than the payment, discharge or satisfaction in the ordinary and usual course of business of Liabilities set forth or reserved for on the NextPhase Balance Sheet, as the case may be, or thereafter incurred in the ordinary and usual course of business consistent with past practice; (xiii) made any capital expenditure, entered into any lease or incurred any obligation to make any capital expenditure; (xiv) failed to pay or satisfy when due any Liability; (xv) failed to carry on its business in the ordinary and usual course, consistent with the past practice, so as to reasonably keep available the services of its employees, and to preserve its assets and business and the goodwill of its suppliers, customers, distributors and others having business relations with it; (xvi) disposed of or allowed the lapse of any Proprietary Rights or disclosed to any Person any Proprietary Rights not theretofore a matter of public knowledge; (xvii)

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issued or sold,  or agreed to issue or sell,  any of its capital stock or shares of capital, as the case may be, options, warrants, rights or calls to purchase such stock or shares, any securities convertible into or exchangeable for such capital stock, shares of capital or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock or shares of capital, as the case may be; (xviii) declared, paid or set aside any dividends or other distributions or payments on its capital stock or shares of capital, as the case may be, or redeemed or repurchased, or agreed to redeem or repurchase, any of its shares of its capital stock or shares of capital, as the case may be;
(xix) made any loans or advances to any Person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any Person; (xx) incurred any indebtedness for borrowed money (except as a result of its endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business); or (xxi) other than this Agreement or the Transaction contemplated hereby, entered into any transaction or course of conduct not in the ordinary and usual course of business and consistent with past practice.

3.8 Adverse Developments. Since the NextPhase Balance Sheet Date there has been no Material Adverse Change in the assets, business, operations (financial or otherwise), or prospects of NextPhase, there has been no act or omission on the part of NextPhase or others which would form the basis for the assertion against NextPhase of any material Liability, no other event has occurred which could be reasonably expected to have a Material Adverse Effect, and the NextPhase Shareholders do not know of any development or threatened development of a nature which could be reasonably expected to have a Material Adverse Effect.

3.9 Taxes. All taxes, including, without limitation, income, property, sales, use, utility, franchise, capital stock, excise, value added, employees' withholding, social security and unemployment taxes imposed by the United States, any state, locality or any foreign country and any and all political subdivisions thereof and localities therein, or by any other taxing authority, which have or may become due or payable by NextPhase and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in the Books and Records; all deposits required by law to be made by NextPhase with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly and timely filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed, or, to the knowledge of NextPhase, threatened against NextPhase. The tax returns of NextPhase have never been audited.

3.10 Ownership of Assets; Trademarks, Patents, Etc.

     3.10.1 Assets Generally.

          (a) NextPhase owns outright, and has good and marketable title to, all of the Assets , free and clear of all Liens. None of the Assets are subject to any restriction with regard to transferability. NextPhase does not own any assets other than the Assets.


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

          (b) NextPhase does not have any agreements, options, commitments or understandings with, of or to any person to acquire any of the Assets or any rights or interest therein, except for this Transaction.

     3.10.2 Trademarks, Patents, Etc. Schedule 3.10.2 sets forth a true and complete list of (including, without limitation, each application number, serial number or registration number, the class of goods or services covered and the expiration date for each country in which a Proprietary Right has been registered) and a brief description of all any and all registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks included in, or related to, the Assets (collectively, the "Trademarks"), patents and copyrights (including, without limitation, all registrations, licenses and applications pertaining thereto), patent license rights, trade secrets, franchises, inventions, processes, designs, specifications, plans, drawings, system documentation, programming, databases, know-how, confidential information, shop rights, licenses, internet domain names, world wide web addresses and all other proprietary information, processes and formulae owned by NextPhase (the "Other Intellectual Property") and all other intellectual property rights related thereto (collectively, with the Trademarks and the Other Intellectual Property, the "Proprietary Rights"). No other person, firm or corporation has any proprietary or other interest in any such Proprietary Rights and NextPhase is not a party to or bound by any contract requiring the payment to any person, firm or corporation of any royalty. NextPhase is not infringing upon any Proprietary Rights or otherwise violating the rights of any third party with respect thereto, and no proceedings have been instituted, and no claim has been received by NextPhase, and NextPhase and the NextPhase Shareholders are not aware of any claim, alleging any such violation. There are no pending applications with regard to any Proprietary Right. NextPhase has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person, (i) has the right to use any of NextPhase's Trademarks on the goods on, or in connection with the services for, which they are now being used, either in identical form or, to the best of the NextPhase Shareholders' knowledge, in such near resemblance thereto as to be likely, when applied to the goods or services of any such person, to cause confusion with such Trademarks or to cause a mistake or to deceive, (ii) has a license or the right to use any Proprietary Right of NextPhase, whether by license, sublicense or other rights (iii) has notified NextPhase that it is claiming any ownership of or right to use such Proprietary Rights, or (iv) to the best of the NextPhase Shareholders' knowledge, is infringing upon any such Proprietary Rights in any way.

3.11 Insurance. NextPhase has no insurance policies.

3.12 Litigation; Compliance with Law. There are no Actions relating to NextPhase or any of its Assets pending or, to the knowledge of the NextPhase Shareholders, threatened, or any order, injunction, award or decree outstanding, against NextPhase or against or relating to any of its assets; and there exists no basis for any such Action. NextPhase is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental or other regulatory Body, court or arbitrator relating to its assets.

3.13 Real Property. NextPhase does not own or lease, or use under license or the like, any real property.

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3.14 Agreements and  Obligations;  Performance.  Except for the Contracts listed and briefly described in Schedule 3.14 attached hereto (the "NextPhase Listed Agreements"), NextPhase is not a party to, or bound by, any Contract.

3.15 Condition of Assets. NextPhase does not own any tangible personal property.


3.16 Permits and Licenses. NextPhase does not require any Permits from any Bodies.

3.17 Occupational Heath and Safety and Environmental Matters. The operations of NextPhase does not require or have any, Permits from any Bodies relating to occupational health and safety or environmental matters. There is no litigation, investigation or other proceeding pending or, to the knowledge of the NextPhase Shareholders, threatened or known to be contemplated by any Body in respect of or relating to NextPhase with respect to occupational health and safety or environmental matters. NextPhase is not liable in any respect for any violation of any, applicable United States federal, state, local or foreign laws or regulations, pertaining to occupational health and safety and environmental matters, including, without limitation, those relating to the emission, discharge, storage, release or disposal of Materials of Environmental Concern into ambient air, surface water, ground water or land surface or sub-surface strata or otherwise relating to the manufacture, processing, distribution, use, handling, disposal or transport of Materials of Environmental Concern. NextPhase has not received any notice of a possible claim or citation against it or in respect of, or with regard to its respective assets or the Business, relating to occupational health and safety or environmental matters, and the NextPhase Shareholders are not aware of any basis for any such Action.

3.18 [Intentionally omitted.]

3.19 [Intentionally omitted.]

3.20 Employment Relations. Schedule 3.20 contains a true and complete list of all current employees and independent contractors of NextPhase, the address of their place of work, and their respective salaries and or compensation packages for the past 12 months. The aggregate annual compensation and/or benefits payable by NextPhase in NextPhase's most recently completed fiscal year, and for NextPhase's current fiscal year is $ -0- and estimated to be $500,000 respectively. No employees have expressed intention to leave NextPhase. NextPhase has not made any promises of increases in wages, salary, compensation, payments, benefits or otherwise. In the past, to the knowledge of NextPhase, NextPhase has complied with all United States federal, state, local, foreign, and other applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor practice which, in any of the foregoing cases, could have a Material Adverse Effect. There is not pending, or, to the knowledge of the NextPhase Shareholders threatened, any unfair labor practice charge or complaint against NextPhase by or before the United States Federal National Labor Relations Board or any comparable state, local or foreign agency or authority. No litigation, arbitration, administrative proceeding or governmental investigation is now pending, and, to the knowledge of the NextPhase Shareholders, no current, former or prospective employee has made any claim or has

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


threatened litigation,  arbitration,  administrative  proceeding or governmental
investigation,   against   NextPhase   arising  out  of  any  law   relating  to
discrimination against employees or employment practices.

3.21 Employee Benefit Plans.

     3.21.1 NextPhase has no plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, proposed or final, funded or unfunded and whether or not legally binding, including, without limitation, each employee benefit plan within the meaning of
Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder ERISA and NextPhase has no liability in connection therewith or with regard thereto.

3.22 No Breach. Neither the execution and delivery of this Agreement nor compliance by the NextPhase Shareholders with any of the provisions hereof nor the consummation of the Transaction will:

     (a)  violate  or  conflict  with  any  provision  of  the   Certificate  of
Incorporation, By-Laws or other organizational document of NextPhase;

     (b) violate or conflict with or, alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a Default under, the terms of any Contract to which NextPhase or any of the NextPhase Shareholders is a party or by which any of them may be bound, or otherwise violate or conflict with any Permit of any Body;

     (c) result in the creation of any Lien upon any of the assets of NextPhase or the NextPhase Shares;

     (d) violate any judgment, order, injunction, decree or award against, or binding upon NextPhase or any of the NextPhase Shareholders or upon any of the assets of NextPhase; or

     (e) violate any law or regulation of any jurisdiction relating to NextPhase or any of the NextPhase Shareholders or the Assets.

3.23  Brokers.  Except as set forth on Schedule 3.23  attached  hereto,  neither
NextPhase nor the NextPhase Shareholders have engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the Transaction.

3.24 Prior Names and Addresses. Since inception, NextPhase has not used any business name or had any business address other than its current name and business address.

3.25 Books and Records. NextPhase has made and kept (and given the Company access to) its Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of NextPhase. NextPhase has not engaged in any material transaction, maintained any bank account or used any corporate or company funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained Books and Records of NextPhase.

3.26 Payments. Neither NextPhase nor the NextPhase Shareholders have, directly or indirectly paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other Person, in the United States or any other country, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices Act) or such other country.

3.27 Sales of Securities. No communication made by NextPhase in connection with the offer, sale or issuance of its securities to investors contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made not misleading. All offers, sales and/or issuances of securities by NextPhase have been made pursuant to applicable exceptions from registration under Section 5 of the Securities Act.

3.28 Investment Representations.

     (a) No Registration. Each NextPhase Shareholder understands that the issuance and/or resale of the shares of Company Common Stock is not, and is not being, registered under the Securities Act and the shares of Company Common Stock must be held indefinitely unless they are subsequently registered thereunder or an exemption from such registration is available.

     (b) Accreditation/Sophistication. Each NextPhase Shareholder represents and warrants further that (i) he is either an "accredited investor," as such term is defined in Rule 501(a) promulgated under the Securities Act, or, either alone or with his purchaser representative, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the shares of Company Common Stock; (ii) he is able to bear the economic risks of an investment in the shares of Company Common Stock, including, without limitation, the risk of the loss of part or all of his investment and the inability to sell or transfer the shares of Company Common Stock for an indefinite period of time; (iii) he has adequate financial means of providing for current needs and contingencies and has no need for liquidity in his investment in the shares of Company Common Stock; and (iv) he does not have an overall commitment to investments which are not readily marketable that is excessive in proportion to net worth and an investment in the shares of Company Common Stock will not cause such overall commitment to become excessive.

     (c) Company Information. Each NextPhase Shareholder has each reviewed all of Company's reports, proxy and information statements and registration statements filed by the Company with the SEC via the EDGAR system and each has been afforded the opportunity to obtain such information regarding Company as he has reasonably requested to evaluate the merits and risks of the undersigned's investment in the shares of Company Common Stock. No oral or written representations have been made or oral information furnished to the undersigned or his advisers in connection with the investment in the shares of Company Common Stock.

     (d) Legend. The undersigned acknowledges that a restrictive legend, in or substantially in the following form, will be placed on any instrument, certificate or other document evidencing the shares of Company Common Stock:

                    "The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not for distribution. They may not be sold, assigned, mortgaged, pledged, hypothecated, transferred or otherwise disposed of without an effective registration statement for such shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under such Act."

3.29 Untrue or Omitted Facts. No representation, warranty or statement by the NextPhase Shareholders in this Agreement or contained in any Contract, agreement, document or item furnished by NextPhase or the NextPhase Shareholders to the Company relating to this Agreement and the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state a fact necessary in order to make such representations, warranties or statements not materially misleading. Without limiting the generality of the foregoing, there is no fact known to NextPhase that has had, or which may be reasonably expected to have, a material adverse effect on the Transaction contemplated by this Agreement, or the future use of the Assets by the Company that has not been disclosed in this Agreement.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company and Corey Morrison ("Morrison"), jointly and severally, make the following representations and warranties to the NextPhase Shareholders each of which shall be deemed material, and the NextPhase Shareholders in executing, delivering and consummating this Agreement, has relied upon the correctness and completeness, in all material respects, of each of such representations and warranties:

4.1 Valid Existence; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the power to carry on its business as now conducted and to own its assets. The Company is qualified to do business as a foreign corporation in the State of New York and is not required to be so qualified in any other jurisdiction in order to own its assets or carry on its business as now conducted, and there has not been any claim by any other jurisdiction to the effect that the Company is required to qualify or otherwise be authorized to do business as a foreign corporation therein. The copies of the Company's Certificate of Incorporation, as amended to date, certified by the appropriate regulatory Body in their respective state of incorporation, and its By-Laws, as amended to date (certified by the

Secretary  of  the  Company),   which  have  been  delivered  to  the  NextPhase
Shareholders, are true and complete copies of those documents as in effect on the date hereof.

4.2  Capitalization.

     (a) The authorized capital stock of the Company consists of Two Hundred Million (200,000,000) shares of Common Stock, $.001 par value per share, of which Two Hundred Fourteen Thousand Four Hundred Seventy Five (214,475) shares are issued and outstanding, and Twenty Million (20,000,000) shares of Preferred Stock, $.001 par value per share, none of which are issued and outstanding. All of such issued and outstanding shares of the Company Common Stock are duly
authorized,  validly  issued,  fully  paid  and  nonassessable.   There  are  no
outstanding Derivative Securities of the Company that are convertible into or exchangeable for any securities of the Company and there are no outstanding subscriptions, options, warrants, rights, calls or other commitment or agreements to which the Company is a party or by which it is bound calling for the issuance, transfer, sale or disposition of any securities of the Company or Derivative Securities.

     (b) Except as set forth in Schedule 4.2(b), the Company has not made any investments in, and does not own, any of the capital stock of, or any other equity interest in, any other Person.

4.3 Consents. No consent of any Body or other Person is required to be received by or on the part of the Company to enable the Company to enter into and carry out this Agreement and the Transaction.

4.4  Authority; Binding Nature of Agreement.

     (a) The Company has the corporate power and authority to enter into this Agreement and carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by the boards of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the consummation of the Transaction.

     (b) This Agreement constitutes the valid and binding obligation of each of the Company and is enforceable against it in accordance with its terms.

4.5 Financial Statements. The Company Financial Statements included in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2004
(i) are true and complete, (ii) are in accordance with the Books and Records of the Company, (iii) fairly present the financial position of the Company as of the the Company Balance Sheet Date and the results of their operations for the year ended March 31, 2004, and (iv) are prepared in conformity with generally accepted accounting principles, consistently applied, and with Regulation S-X or Regulation S-B Item 310, as applicable, promulgated under the Securities Act, throughout the periods covered thereby.

4.6 Liabilities. Except as set forth in Schedule 4.6 attached hereto, as of the Company Balance Sheet Date, the Company had no Liabilities, other than those Liabilities reflected or reserved against in the the Company Balance Sheet or Liabilities which do not or will not have a Material Adverse Effect on the Company, and there was no basis for the assertion against the Company of any Liability not so reflected or reserved against in the the Company Balance Sheet or which does not and will not have a Material Adverse Effect on the Company.

4.7 Actions Since the Company Balance Sheet Date. Except as otherwise expressly provided or set forth in, or required by, this Agreement, or as set forth in
Schedule 4.7 attached hereto, since the Company Balance Sheet Date, the Company has not (i) incurred any material Liability; (ii) made any wage or salary increases or granted any bonuses; (iii) mortgaged, pledged or subjected to any Lien any of its assets, or permitted any of its assets to be subjected to any Lien; (iv) sold, assigned or transferred any of its assets; (v) changed its accounting methods, principles or practices; (vi) revalued any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; (vii) canceled any indebtedness or waived or released any right or claim; (viii) incurred any Material Adverse Change in employee relations; (ix) amended, canceled or terminated any Contract or Permit or entered into any Contract or Permit; (x) increased or changed its assumptions underlying, or methods of calculating, any doubtful account contingency or other reserves; (xi) paid, discharged or satisfied any Liabilities; (xii) made any capital expenditure, entered into any lease or incurred any obligation to make any capital expenditure; (xiii) failed to pay or satisfy when due any Liability,
(A) unless such failure has not had and is reasonably expected not to have a Material Adverse Effect on the Company, and (B) except for such Liabilities that the Company does not believe in good faith are owed, do not exceed $50,000 in the aggregate, and were included as liabilities in the Company Balance Sheet;
(xiv) issued or sold, or agreed to issue or sell, any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible into or exchangeable for such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (xv) declared, paid or set aside any dividends or other distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (xvi) made any loans or advances to any Person, or assumed, guaranteed, endorsed or otherwise became responsible for the obligations of any Person; (xvii) incurred any indebtedness for borrowed money (except as a result of its endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business); or (xviii) other than this Agreement or the Transaction entered into any transaction or course of conduct.

4.8 Adverse Developments. Since the Company Balance Sheet Date, there has been no Material Adverse Change in the assets, business, operations (financial or otherwise), or prospects of the Company, there has been no act or omission on the part of the Company or others which would form the basis for the assertion against the Company of any material Liability, no other event has occurred which could be reasonably expected to have a Material Adverse Effect, and the Company does not know of any development or threatened development of a nature which could be reasonably expected to have a Material Adverse Effect.

4.9 Taxes. All taxes, including, without limitation, income, property, sales, use, utility, franchise, capital stock, excise, value added, employees' withholding, social security and unemployment taxes imposed by the United States, any state, locality or any foreign country, or by any other taxing authority, which have or may become due or payable by the Company and all interest and penalties thereon, whether disputed or not, have been paid in full or if not paid, disclosed in the Books and Records; all deposits required by law to be made by the Company with respect to estimated income, franchise and employees' withholding taxes have been duly made; and all tax returns, including estimated tax returns, required to be filed have been duly and timely filed. No extension of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed, or, to the knowledge of the Company or Morrison, threatened against the Company. The tax returns of the Company have never been audited.

4.10 Ownership of Assets. The Company does not own any assets.

4.11 Insurance. The Company does not hold any insurance.

4.12 Litigation; Compliance with Law. There are no Actions relating to the Company or any of its assets or business, pending or, to the knowledge of the Company, threatened, or any order, injunction, award or decree outstanding against the Company or against or relating to any of its assets or business; and to the knowledge of the Company or Morrison, there exists no basis for any such Action. the Company is not in violation of any law, regulation, ordinance, order, injunction, decree, award, or other requirement of any governmental or other regulatory Body, court or arbitrator relating to its assets.

4.13 Real Property. The Company does not own or lease, or use under license or the like, any real property.

4.14 Agreements and Obligations; Performance. The Company is not a party to, or is not bound by, any: (i) Contract which involves aggregate payments or receipts in excess of $5,000 that cannot be terminated at will without penalty or premium or any continuing Liability; (ii) Contract of any kind with any officer, shareholder, director, or employee of the Company; (iii) Contract which is in violation of applicable law; (iv) Contract for the purchase, sale or lease of any materials, products, supplies or services which contains, or which commits or will commit it for, a fixed term; (v) Contract of employment not terminable at will without penalty or premium or any continuing Liability; (vi) deferred compensation, bonus or incentive plan or Contract not cancelable at will without penalty or premium or any continuing obligation or Liability; (vii) management or consulting Contract not terminable at will without penalty or premium or any continuing Liability; (viii) license or royalty Contract; (ix) Contract relating to indebtedness for borrowed money; (x) union or other collective bargaining Contract; (xi) Contract which, by its terms, requires the consent of any party thereto to the consummation of the Transaction contemplated hereby; (xii) Contract containing covenants limiting the freedom of the Company, or any officer or employee thereof, to engage or compete in any line of business, or with any Person, in any geographical area; (xiii) Contract or option relating to the acquisition or sale of any business; (xiv) voting agreement or similar Contract; (xv) option for the purchase of any asset, tangible or intangible;
(xvi) franchise, license or advertising Contract; (xvii) Contract with the United States government, any state, local or foreign government, or (xviii) other Contract which materially affects any of its assets, whether directly or indirectly, or which was entered into other than in the ordinary and usual course of business.

4.15 Occupational Heath and Safety and Environmental Matters. The Company has no operations as of the date hereof. There is no litigation, investigation or other proceeding pending or, to the knowledge of the Company or Morrison, threatened or known to be contemplated by any Body in respect of or relating to the most recent operations of the Company (the "Company Business") with respect to occupational health and safety or environmental matters. To the Company's and Morrison's knowledge, all previous operations of the Company were conducted in compliance with all, and the Company is not liable in any respect for any violation of any, applicable United States federal, state, local or foreign laws or regulations, pertaining to occupational health and safety and environmental matters, including, without limitation, those relating to the emission, discharge, storage, release or disposal of Materials of Environmental Concern into ambient air, surface water, ground water or land surface or sub-surface strata or otherwise relating to the manufacture, processing, distribution, use, handling, disposal or transport of Materials of Environmental Concern. The Company has not received any notice of a possible claim or citation against or in respect of any real property leased by the Company, or with regard to assets or the the Company Business, relating to occupational health and safety or environmental matters and neither the Company nor Morrison are aware of any basis for any such Action.

4.16 [Intentionally Omitted]

4.17 Employee Benefit Plans. The Company does not maintain and has never maintained, nor does the Company make or has ever made employer contributions with respect to its employees to, any "pension" or "welfare" benefit plans (within the respective meanings of sections 3(2) and 3(1) of ERISA, and the Company has no Liability in connection therewith or with regard thereto.

4.18 No Breach.  Neither  the  execution  and  delivery  of this  Agreement  nor
compliance  by  the  Company  with  any  of  the  provisions   hereof,  nor  the
consummation of the Transaction, will:

     (a)  violate  or  conflict  with  any  provision  of  the   Certificate  of
Incorporation or By-Laws of the Company;

     (b) violate or conflict with, or alone or with notice or the passage of time, or both, result in the breach or termination of, or otherwise give any party the right to terminate, or declare a Default under, the terms of any Contract to which the Company is a party or by which it may be bound;

     (c) result in the creation of any Lien upon any of the assets of the Company;

     (d) violate any judgment, order, injunction, decree or award against, or binding upon, the Company or upon any of its assets; or

     (e) violate any law or regulation of any jurisdiction relating to the Company.

4.19 Brokers. The Company has not engaged, consented to, or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the Transaction.

4.20 Employment Relations. The Company has no employees other than those set forth on Schedule 4.20 attached hereto. In the past, to the knowledge of the Company, the Company has complied with all United States federal, state, local, foreign, and other applicable laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not engaged in any unfair labor practice which, in any of the foregoing cases, could have a Material Adverse Effect. There is not pending, or, to the knowledge of the Company or Morrison threatened, any unfair labor practice charge or complaint against the Company by or before the United States Federal National Labor Relations Board or any comparable state, local or foreign agency or authority. No litigation, arbitration, administrative proceeding or governmental investigation is now pending, and, to the knowledge of the Company no Person has made any claim or has threatened litigation, arbitration, administrative proceeding or governmental investigation against the Company, arising out of any law relating to discrimination against employees or employment practices.

4.21 Prior Names and Addresses. Since inception, the Company has not used any business name or had any business address other than its current name and business address except as set forth on Schedule 4.21 attached hereto.

4.22 Payments. The Company has not directly or indirectly paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other Person, in the United States or any other country, which is illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices Act) or such other country.

4.23 Books and Records. The Company has made and kept (and given the NextPhase Shareholders access to) its Books and Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The Company has not engaged in any material transaction, maintained any bank account or used any corporate or company funds in connection with its business except for transactions, bank accounts and funds which have been and are reflected in the normally maintained Books and Records of the Company.

4.24 SEC Reports. The Company has filed with the SEC via the EDGAR System all reports, proxies and information statements since January 1, 2003, and all schedules and exhibits thereto (the "SEC Reports"), required to be filed by it pursuant to the Exchange Act. Each of the SEC Reports, as of its respective date, did not contain any untrue statement of material fact or fail to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.25 Sales of Securities. No communication made by the Company in connection with the offer, sale or issuance of its securities contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made not misleading. All offers, sales and/or issuances of securities by the Company have been made pursuant to registration statements under the

Securities  Act or pursuant to applicable  exceptions  from  registration  under
Section 5 of the Securities Act.

4.26 Untrue or Omitted Facts. No representation, warranty or statement by the Company or Morrison in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make such representations, warranties or statements not misleading. Without limiting the generality of the foregoing, there is no fact known to the Company or Morrison that has had, or which may be reasonably expected to have, a Material Adverse Effect that has not been disclosed in this Agreement.

                                    ARTICLE V

                                 ACTION TO OCCUR
                         CONTEMPORANEOUSLY WITH CLOSING

5.1  Amendment   of   By-Laws.   Contemporaneously   with  the  Closing  of  the
Transaction, Company shall cause its Board of Directors to amend the By-Laws of the Company to:

     (a) Provide that the unanimous consent of the incumbent directors shall be required for Company to (A) issue any shares of capital stock, Derivative Securities or any other equity securities for any compensatory purposes to employees, independent contractors or other third parties, including without limitation, any securities registered for issuance or resale under a registration statement on Form S-8 or any other form for a period of two (2) years ending on the second anniversary of the Closing Date, and (B) enter into and/or consummate any transaction, or series of transactions, which would result in a "change in control" of the ownership of the Company's voting securities for a period ending at the time that the certain $350,000 promissory note of even date from NextPhase to Corey Morrison is satisfied in full. The term "change in control" shall mean:

          (i) The transfer, through one transaction or a series of related transactions, either directly or indirectly, or through one or more intermediaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, or the last of any series of transfers that results in the transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of
     1934) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

          (ii) Approval by the shareholders of the Company of a merger or consolidation, with respect to which persons who were the shareholders of the Company immediately prior to such merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; and

     (b)  Provide that the Board of Directors shall consist of five (5) persons.

5.2 Filling of Vacancies on Board of Directors. Upon the amendment to the Company's By-Laws to expand the Board of Directors to five (5) persons as set forth in Section 6.1(b), Company shall cause the current directors of Company to adopt a resolution appointing the persons listed on Schedule 5.2 as directors of Company, to serve until their successors are duly elected and shall qualify, which appointments shall take effect on the tenth (10th) day following the filing of an information statement, complying with the requirements of Rule 14f-1 promulgated under the Exchange Act, by the Company.

5.3 Forgiveness of Debt. Contemporaneously with the Closing, the Company shall cause Morrison to forgive that certain indebtedness of the Company to Morrison represented by that certain $58,924.93 Promissory Note, effective April 19, 2004, from the Company to Morrison.

                                   ARTICLE VI

                             [intentionally omitted]

                                   ARTICLE VII

                             [intentionally omitted]

                                  ARTICLE VIII

                             [intentionally omitted]

                                   ARTICLE IX

                                     CLOSING

9.1 Location; Date. The closing of the Transaction (the "Closing") shall take place at the offices of the Company's counsel in East Meadow, New York, at 10:00 a.m. (New York time) on the date hereof. The date of the Closing is referred to in this Agreement as the "Closing Date."

9.2 Items to be Delivered to the Company. At the Closing, the NextPhase Shareholders will deliver or cause to be delivered to the Company:

     (a) stock certificates representing each NextPhase Shareholder's shares of NextPhase Common Stock;

     (b) certified copies of all corporate actions of NextPhase reasonably required by Company to authorize the issuance of new stock certificates representing the shares of NextPhase Common Stock in the name of the Company; and

     (c) stock certificates for the shares of NextPhase Common Stock in the name of Company.

     (e) such other certified resolutions, documents and certificates as are required to be delivered to the Company pursuant to the provisions of this Agreement.

9.3  Items to be Delivered to the NextPhase Shareholders.

     (a) The Company  will  deliver or cause to be  delivered  to the  NextPhase
Shareholders as soon as practicable following the Closing, certificates representing the shares of Company Common Stock in the names of the NextPhase Shareholders in the denominations determined by the exchange ratio set forth in
Section 2.1(a) hereof.

     (b) Certified copies of all corporate actions of Company reasonably required by the NextPhase Shareholders to authorize the issuance of new stock certificates representing the shares of Company Common Stock in the name of the NextPhase Shareholders.

                                    ARTICLE X

                              POST-CLOSING MATTERS

10.1 Further Assurances. On and after the Closing Date, the Parties shall take all such further actions and execute and deliver all such further instruments and documents as may be necessary or appropriate to carry out the Transaction.

10.2 Continuation of Director. During the one (1) year following the Closing Date, NextPhase and the NextPhase Shareholders shall use reasonable best efforts to cause Paul Steo to be nominated for election as a director each time nominations for directors are made during such period, and NextPhase and the NextPhase Shareholders shall use best efforts to cause Paul Steo to be elected as a director of the Company during such period.

                                   ARTICLE XI

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

11.1 Survival. The parties agree that their respective representations and warranties contained in this Agreement shall survive the Closing for a period expiring on the later of the first year anniversary of the Closing Date or the latest date upon which the Company's Annual Report for the Company's fiscal year following the fiscal year ending March 31, 2004 is required to be filed with the SEC under the Exchange Act, except that the representations and warranties set forth in Sections 3.1 through 3.4, 3.22, 3.28 and 3.29 (with respect to the foregoing Article III representations and warranties) and 4.1 through 4.4 and 4.25 (with respect to the foregoing Article IV representations and warranties) shall continue for an indefinite duration, subject to applicable statutes of limitation.

11.2 Indemnification.

     11.2.1  General  Indemnification  Obligation of NextPhase and the NextPhase
Shareholders. From and after the Closing, NextPhase and the NextPhase Shareholders, jointly and severally (the "NextPhase Indemnifying Parties"), will reimburse, indemnify and hold harmless the Company, its current and former directors, officers, employees and/or agents (collectively the "Company Indemnified Parties") against and in respect of:

     (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any the Company Indemnified Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of NextPhase or the NextPhase Shareholders under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to the Company pursuant hereto; and

     (b) any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 11.2.1.

     11.2.2 General Indemnification Obligation of the Company and Morrison. From and after the Closing, the Company and Morrison, jointly and severally (the "Company Indemnifying Parties"), will reimburse, indemnify and hold harmless the NextPhase Shareholders, NextPhase and NextPhase's current and former directors, officers, employees and/or agents (collectively the "NextPhase Indemnified Parties") against and in respect of:

     (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by any NextPhase Indemnified Party that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of the Company under this Agreement, or from any misrepresentation in or omission from any certificate, schedule, statement, document or instrument furnished to the NextPhase Shareholders or NextPhase pursuant hereto; and

     (b) any and all Actions, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 11.2.2.

     11.2.3 Method of Asserting Claims, Etc.

     (a) The NextPhase Indemnifying Parties hereby appoint Stephen D. Young to act as the NextPhase Indemnifying Parties representative (the "NextPhase Representative") with respect to the matters set forth in this Section 11.2.3. In the event that any claim or demand for which the NextPhase Indemnifying Parties would be liable to any of the Company Indemnified Party(ies)
hereunder is asserted against or sought to be collected from any such the Company Indemnified Parties by a third party, the Company Indemnified Party(ies) shall notify the NextPhase Representative of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). The NextPhase Indemnifying Parties shall thereupon, at their sole cost and expense, jointly and severally, defend the Company Indemnified Party(ies) against such claim or demand with counsel reasonably satisfactory to the Company Indemnified Party(ies).

     (b) The NextPhase Indemnifying Parties shall not, without the prior written consent of the Company Indemnified Party(ies), consent to the entry of any judgment against the Company Indemnified Party(ies) or enter into any settlement or compromise which does not include, as an unconditional term thereof (i.e., there being no requirement that the Company Indemnified Party(ies) pay any amount of money or give any other consideration), the giving by the claimant or plaintiff to the Company Indemnified Party(ies) of a release, in form and substance satisfactory to the Company Indemnified Party(ies), from all liability in respect of such claim or litigation. If the Company Indemnified Party(ies) desire to participate in, but not control, any such defense or settlement, it or they may do so at its or their sole cost and expense. If, in the reasonable opinion of the Company Indemnified Party(ies), any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a Material Adverse Effect on the business, operations, assets, properties or prospects of the Company Indemnified Party(ies) or its affiliates, then the Company Indemnified Party(ies) shall have the right to control the defense or settlement of any such claim or demand and its costs and expenses shall be included as part of the indemnification obligation of the NextPhase Indemnifying Parties hereunder; provided, however, that the Company Indemnified Party(ies) shall not settle any such claim or demand without the prior written consent of the NextPhase Representative, which consent shall not be unreasonably withheld or delayed. If the Company Indemnified Party(ies) should elect to exercise such right, the NextPhase Indemnifying Parties shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

     (c) Notwithstanding anything hereinabove to the contrary, the Company Indemnified Party(ies) shall have the right to employ separate counsel (including local counsel), and the NextPhase Indemnifying Parties shall bear the reasonable fees, costs and expenses of one (1) such separate counsel (and local counsel) if (i) the use of counsel chosen by the NextPhase Representative to represent the Company Indemnified Party(ies) would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Company Indemnified Party(ies) and any of the NextPhase Indemnifying Parties, and the NextPhase Representative on the one hand, and the Company Indemnified Party(ies) on the other hand, shall have reasonably concluded that there may be legal defenses available to the Company Indemnified Party(ies) which are different from or additional to those available to any of the NextPhase Indemnifying Parties, (iii) the NextPhase Representative shall not have employed counsel reasonably satisfactory to the Company Indemnified Party(ies) to represent the Company Indemnified Party(ies) within a reasonable time after notice of the institution of such Action or (iv) the NextPhase Representative shall authorize the Company Indemnified Party(ies) to employ one (1) separate counsel at the expense of the NextPhase Indemnifying Parties.

     (d) In the event the Company Indemnified Party(ies) should have a claim against the NextPhase Indemnifying Parties hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Company Indemnified Party(ies) shall send a Claim Notice with respect to such claim to the NextPhase Representative. If the NextPhase Representative disputes the NextPhase Indemnifying Parties' liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 11.3 hereof; if the NextPhase Representative does not notify the Company Indemnified Party(ies), within twenty (20) days from receipt of notice of such a claim, that it disputes such claim or demand, the amount of such claim or demand shall be conclusively deemed a liability of the NextPhase Indemnifying Parties hereunder.

     (e) All claims for indemnification by any NextPhase Indemnified Party(ies) under this Agreement shall be asserted and resolved under the procedures set forth hereinabove by substituting in the appropriate place "Company Indemnifying Parties" for "NextPhase Indemnifying Parties", "Company Indemnifying Parties" for NextPhase Representative and "NextPhase Indemnified Party(ies)" for "Company Indemnified Party(ies)."

11.3 Arbitration.

     (a) All disputes under this Article XI shall be settled by binding arbitration pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any Party hereto giving written notice to each other Party to a dispute of its demand for arbitration, which demand shall set forth the name and address of its arbitrator. Within twenty
(20) days of such notice, the other Party shall select its arbitrator and so notify the demanding Party. Within twenty (20) days thereafter, the two arbitrators so selected shall select the third arbitrator. In default of either side naming its arbitrator as aforesaid or in default of the selection of the third arbitrator as aforesaid, the American Arbitration Association shall designate such arbitrator upon the application of either party. Any arbitration proceeding hereunder shall take place in Suffolk County, New York or San Diego, California or such other location as agreed to by the Parties. The dispute shall be heard by the arbitrators within thirty (30) days after selection of the third arbitrator. The decision of the arbitrators shall be rendered within thirty (30) days after the hearing. Each Party shall pay its own expenses of arbitration and the expenses of the arbitrators shall be equally shared; provided, however, that if, in the opinion of the majority of the arbitrators, any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other Party (including reasonable attorneys' fees) and of the arbitrators against the Party raising such unreasonable claim, defense or objection.

     (b) To the extent that arbitration may not be legally permitted hereunder or contractually permitted under any insurance policy providing coverage, and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil Action in a court of appropriate jurisdiction to resolve disputes hereunder.

     (c) The decision of a majority of the arbitrators shall be final, binding and conclusive, shall be specifically enforceable, and judgment may be entered upon it in accordance with applicable law in the appropriate court in the States of New York and California with no right of appeal therefrom.

11.4 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article XI are independent of, and in addition to, such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

                                   ARTICLE XII

                             [intentionally omitted]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

13.1 Expenses. Except as otherwise provided in writing by the Parties, each of the Parties shall bear its own expenses in connection herewith.

13.2 Confidential Information. All information that a disclosing party furnishes in connection with the Transaction (the "Information") will be kept confidential, will be used solely in connection with the Transaction and will not, without prior written consent of the disclosing party, be used or disclosed, directly or indirectly, in any manner whatsoever, in whole or in part.

     Notwithstanding anything hereinabove to the contrary, the obligations imposed upon the parties herein shall not apply to Information:

     (a) which is publicly available prior to the date hereof; or

     (b) which hereafter becomes available to the public through no wrongful act of the receiving party; or

     (c) which was in the possession of the receiving party prior to the commencement of negotiations between the parties with regard to the Transaction and not subject to an existing agreement of confidence between the parties; or

     (d) which is received from a third party without restriction, not in violation of an agreement of confidence and without breach of this Agreement; or

     (e) which is independently developed by the receiving party; or

     (f) which is disclosed pursuant to a requirement or request of a government agency, arbitrator or court, or pursuant to a requirement under applicable laws, rules or regulations.

     Upon the request of a disclosing party made at any time following any termination of this Agreement in accordance with the terms hereof, the receiving party will redeliver to the disclosing party any and all written Information furnished to the receiving party and will not retain any copies thereof.

13.3 Equitable Relief. The parties agree that the remedy at law for any breach or threatened breach of the provisions of Section 13.2 will be inadequate and the aggrieved party shall be entitled to injunctive relief to compel the breaching party to perform or refrain from action required or prohibited thereunder.

13.4 Publicity. Neither the Company nor NextPhase nor the NextPhase Shareholders will issue any report, statement, release or other public announcement pertaining to the matters contemplated by this Agreement without the prior written consent of the other unless required by law, rule or regulation.

13.5 Entire Agreement. This Agreement, including the schedules and exhibits attached hereto, which are a part hereof, constitutes the entire agreement of the Parties with respect to the subject matter hereof. The representations, warranties, covenants and agreements set forth in this Agreement and in the financial statements, schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the Parties and upon which the Parties have relied, shall not be deemed waived or otherwise affected by any investigation made by any party hereto and, except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

13.6 Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when in writing and hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail, nationally recognized overnight courier or telecopier as follows:

         If to the Company, at:

         Edison Renewables, Inc.
         1940 Deer Park Avenue
         Deer Park, New York 11729
         Attention:  President
         Telecopier Number: (631) 422-5800

         With a copy to:

         Certilman Balin Adler & Hyman, LLP
         90 Merrick Avenue
         East Meadow, New York  11554
         Attention:  Gavin C. Grusd, Esq.
         Telecopier Number: (516) 296-7111

         If to any NextPhase Shareholder at:

         c/o Stephen D. Young (the NextPhase Representative)
         3237 Canonita Drive
         Fallbrook, California  92028
         Telecopier Number: (760) 723-8010

         With a copy to:

         Paul G. Goss, Esq.
         1775 Sherman Street
         Suite 2550
         Denver, Colorado  80203
         Telecopier Number (720) 981-2955

         If to NextPhase at:

         3237 Canonita Drive
         Fallbrook, California  92028
         Attention: Stephen D. Young, Chief Executive Officer
         Telecopier Number: (760) 723-8010

         With a copy to:

         Paul G. Goss, Esq.
         1775 Sherman Street
         Suite 2550
         Denver, Colorado  80203
         Telecopier Number (720) 981-2955

or at such other address as any party may specify by notice given to the other party in accordance with this Section 13.6.

13.7 Choice of Law; Severability. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of Nevada, excluding choice-of-law principles thereof. In the event any clause, section or part of this Agreement shall be held or declared to be void, illegal or invalid for any reason, all other clauses, sections or parts of this Agreement which can be effected without such void, illegal or invalid clause, section or part shall nevertheless continue in full force and effect.

13.8 Successors and Assigns; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither NextPhase, the NextPhase Shareholders nor the Company may assign any of its respective rights or delegate any of its respective duties under this Agreement without the prior written consent of the other.

13.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

13.10  Facsimile  Signatures.   Signatures  hereon  which  are  transmitted  via
facsimile shall be deemed original signatures.

13.11 Representation by Counsel; Interpretation. Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the Transaction. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by each Party. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

13.12 Headings; Gender. The headings, captions and/or use of a particular gender or neuter under sections of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

                                   ARTICLE XIV

                                   DEFINITIONS

14.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

     "Action" shall mean any action, claim, suit, demand, litigation, governmental or other proceeding, labor dispute, arbitral action, governmental audit, inquiry, investigation, criminal prosecution, investigation or unfair labor practice charge or complaint.

     "Agreement" shall mean this Agreement and Plan of Share Exchange dated as of August 3, 2004, among the Company, and the persons listed on the signature page of this Agreement.

     "Assets" shall have the meaning ascribed to it in the Recitals of this Agreement.

     "Body" shall mean a federal, state, local, and foreign governmental body, political subdivision of such foreign governmental body, or other regulatory body.

     "Books and Records" shall mean all books, ledgers, files, reports, plans, drawings, records and lists, including, without limitation, all computer programs and other software, of every kind relating to an entity's business, operations, assets, liabilities, personnel, customers and suppliers.

     "Breaching Party" shall have the meaning ascribed to it in Section 13.1 hereof.

     "Certificate  of Merger"  shall have the meaning  ascribed to it in Section
2.2 hereof.

     "Claim Notice" shall have the meaning ascribed to it in Section 11.2.3(a) hereof.

     "Closing" shall have the meaning ascribed to it in Section 9.1 hereof.

     "Closing Date" shall have the meaning ascribed to it in Section 9.1 hereof.

     "Company" shall have the meaning ascribed to it in heading of this Agreement.

     "Company Balance Sheet" shall mean the balance sheet of the Company as of the Company Balance Sheet Date which is included as part of the Company Financial Statements.

     "Company Balance Sheet Date" shall mean December 31, 2003.

     "Company Business" shall have the meaning as ascribed to it in Section 4.15 hereof.

     "Company Common Stock" shall have the meaning ascribed to it in Section 2.1(a) hereof. "Company Financial Statements" shall mean the financial statements of the Company as of the Company Balance Sheet Date and for the year ended December 31, 2003, consistent with those presented in the SEC Reports.

     "Company  Indemnified  Parties"  shall have the  meaning  ascribed to it in
Section 11.2.1. hereof.

     "Company  Indemnifying  Parties"  shall have the meaning  ascribed to it in
Section 11.2.2 hereof.

     "Contract" shall mean any agreement, contract, note, lease, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment, course of dealing or practice, understanding or arrangement, whether written or oral, to which a particular Person is a party or is otherwise bound.

     "Copyrights" shall mean registered copyrights, copyright applications and unregistered copyrights.

     "Default" shall mean any breach, default and/or other violation, and/or the occurrence of any event that with or without the passage of time or the giving of notice or both would constitute a breach, default or other violation, under, or give any Person the right to accelerate, terminate or renegotiate, any Contract.

     "Derivative Securities" shall mean warrants, options, rights, shares of capital stock, evidences of indebtedness, or other securities, which are convertible, exercisable or exchangeable into shares of common stock.

     "Effective  Time"  shall have the  meaning  ascribed  to it in Section  2.2 hereof.

     "ERISA" shall have the meaning ascribed to it in Section 3.21 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Information" shall have the meaning ascribed to it in Section 13.2 hereof.

     "Liability" shall mean any direct or indirect liability, obligation, indebtedness, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise.

     "Lien" shall mean any claim, lien, pledge, option, charge, restriction, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof. "Material Adverse Change" shall mean a change that creates a Material Adverse Effect.

     "Material Adverse Effect" shall mean any material adverse effect on the business, properties, operations, assets, liabilities, condition (financial or otherwise), or prospects of the Company, on the one hand, or NextPhase, on the other hand, as applicable.

     "Materials of Environmental Concern" shall mean pollutants, contaminants, hazardous or noxious or toxic materials or wastes.

     "Morrison" shall have the meaning ascribed to it in the header paragraph of
Article IV.

     "NextPhase" shall have the meaning ascribed to it in the Recitals of this Agreement.

     "NextPhase Balance Sheet" shall mean the balance sheet of NextPhase as of the NextPhase Balance Sheet Date which is included as part of the NextPhase Financial Statements.

     "NextPhase Balance Sheet Date" shall mean March 31, 2004.

     "NextPhase Common Stock" shall have the meaning ascribed to it in the Recitals of this Agreement.

     "NextPhase Financial Statements" shall mean the financial statements of NextPhase as of the NextPhase Balance Sheet Date and for the year ended March 31, 2004.

     "NextPhase  Indemnified  Parties" shall have the meaning  ascribed to it in
Section 11.2.2 hereof.

     "NextPhase  Indemnifying  Parties" shall have the meaning ascribed to it in
Section 11.2.1 hereof.

     "NextPhase  Listed  Agreements"  shall have the  meaning  ascribed to it in
Section 3.14 hereof.

     "NextPhase Shareholders" shall have the meaning ascribed to it in the heading of this Agreement.

     "NextPhase Representative" shall have the meaning ascribed to it in Section 11.2.3(a) hereof.

     "Intellectual  Property"  shall have the meaning  ascribed to it in Section
3.10.2 hereof.

     "Party" and "Parties" shall have the meanings ascribed to them in the heading of this Agreement.

     "Patents" shall mean all patents, patent applications, registered designs and registered design applications.

     "Permits"  shall  mean  all  licenses,  permits,   franchises,   approvals,
authorizations, consents, decrees or orders of, or filings with, any and all Bodies.

     "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an unincorporated organization, any other business organization and a government or other department or agency thereof.

     "Proprietary Rights" shall mean Copyrights, Patents, Trademarks, other technology rights and licenses, computer software (including, without limitation, any source or object codes thereof or documentation relating thereto), trade secrets, franchises, inventions, designs, specifications, plans, drawings, data bases, know-how, domain names, world wide web addresses and other intellectual property rights used or under development.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Reports" shall have the meaning ascribed to it in Section 4.24 hereof.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Trademarks" shall have the meaning ascribed to it in Section 3.10.2.

     "Transaction" shall mean the share exchange of shares of NextPhase Common Stock for Company Common Stock, and all other transactions contemplated by the Agreement.

         WITNESS the execution and delivery of this Agreement on the date first above written.


                                                  EDISON RENEWABLES, INC.


                                                  By: /s/ Paul Steo
                                                     --------------------------
                                                  Name: Paul Steo
                                                  Title: President

NEXTPHASE SHAREHOLDERS

VIPER NETWORKS, INC.

By: /s/ Stephen D. Young                       /s/ HATEM MOHAMED SHARIF FARAJ
    -----------------------------              ---------------------------
    Stephen D. Young, Chairman                 HATEM MOHAMED SHARIF FARAJ
    of the Board

/s/ Sean Rawlings                              /s/ Shaher F.M. Nadi
---------------------------------              ---------------------------
SEAN RAWLINGS                                  SHAHER F.M. NADI

/s/ James Wray                                 /s/ Amrou Abdelhamid Abdou Zeweta
---------------------------------              ---------------------------
JAMES WRAY                                     AMROU ABDELHAMID ABDOU ZEWETA

/s/ Michael Jones                              /s/ John Good
---------------------------------              ---------------------------
MICHAEL JONES                                  JOHN GOOD

/s/ Duane Wray                                 /s/ Derrick Lee
---------------------------------              ---------------------------
DUANE WRAY                                     DERRICK LEE

/s/ Fred Tolmasoff                             /s/ Michael Irwin
---------------------------------              ---------------------------
FRED TOLMASOFF                                 DR. MICHAEL IRWIN

/s/ James Marietti
---------------------------------              ---------------------------
JAMES MARIETTI                                 JOAN F. TOEPLER, c/f TD
                                               Waterhouse Bank

/s/ Faisal A.A. Al-Saati                       /s/ David Toepler
---------------------------------              ---------------------------
FAISAL A. A. AL-SAATI                          DAVID TOEPLER

/s/ Mohd Saleh Mohd Al-Ashawi
---------------------------------            [SIGNATURES CONTINUED ON NEXT PAGE]
MOHD SALEH MOHD AL-ASHAWI

/s/ Mahmoud Turkmani
---------------------------------
MAHMOUD TURKMANI

                                           WITH RESPECT TO SECTIONS 2.2,
                                           10.2, ARTICLE XI, ARTICLE XIII, AND
                                           ARTICLE XIV ONLY:


                                           NEXTPHASE TECHNOLOGIES, INC.


                                           By: /s/ Stephen D. Young
                                              ------------------------------
                                              Name: Stephen D. Young
                                              Title: Chief Executive Officer

                                           WITH RESPECT TO ARTICLE IV,
                                           ARTICLE XI, ARTICLE XIII, AND
                                           ARTICLE XIV ONLY

                                           /s/ Corey Morrison
                                           --------------------------------
                                           COREY MORRISON

NEXTPHASE SHAREHOLDERS CONTINUED:

/s/ Stephen D. Young
---------------------------------
STEPHEN D. YOUNG

/s/ Jeff Rawlins
---------------------------------
JEFF RAWLINS

/s/ Michael Faelin
---------------------------------
MICHAEL FAELIN

/s/ Greg McArthur
---------------------------------
GREG MCARTHUR

/s/ George McArthur
---------------------------------
GEORGE MCARTHUR

/s/ Sharon McArthur
----------------------------------
SHARON MCARTHUR

/s/ Barbara A. Millar
----------------------------------
BARBARA A. MILLAR